UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview, Suite 1000, Englewood, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 796-2850

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) of CSG Systems International, Inc. (“CSG”) amends and supplements the Current Report on Form 8-K (the “Form 8-K”) that was filed with the Securities and Exchange Commission (“SEC”) on December 15, 2005 under Items 1.01, 2.01, 2.05, 2.06, 5.02 and 9.01.

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2005, in conjunction with the closing of the sale of its Global Software Services (“GSS”) Business (as defined in item 2.01 of Form 8-K filed on December 15, 2005), CSG’s Board of Directors authorized the company to enter into a Separation Agreement and Release with Mr. John “Hank” Bonde (the “Bonde Separation Agreement”), CSG’s Executive Vice President and President of the GSS Division. On December 21, 2005, the Bonde Separation Agreement was executed. The key terms of the Bonde Separation Agreement as disclosed on a tentative basis in the Form 8-K filed on December 15, 2005 were identical to those in the final executed copy.

A copy of the Bonde Separation Agreement is attached hereto as Exhibit 10.75 and is hereby incorporated by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the execution of the Bonde Separation Agreement noted above, Mr. Bonde’s employment as an executive officer of CSG will end on December 31, 2005. The text set forth in Item 1.01 regarding this change in CSG’s executive management and the related separation agreement is incorporated into this section by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.75	Separation Agreement and Release with Mr. John “Hank” Bonde dated December 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy Wiese
Randy Wiese, Principal Accounting Officer

CSG Systems International, Inc.

Form 8-K/A

Exhibit Index

10.75	Separation Agreement and Release with Mr. John “Hank” Bonde dated December 21, 2005.